Exhibit 99.1

IFMI TO CONSOLIDATE C&CO/PRINCERIDGE AND JVB FINANCIAL INTO ONE BROKER-DEALER

Upon Approval, Combined Broker-Dealer to Operate Under JVB Financial Brand

Philadelphia and New York, October 2, 2013 – Institutional Financial Markets, Inc. (NYSE MKT: IFMI) (“IFMI”), a financial services company specializing in credit-related fixed income investments, today announced that it has begun the process of consolidating its two registered broker-dealer subsidiaries, C&Co/PrinceRidge LLC and JVB Financial Group, LLC, into a single broker-dealer subsidiary. IFMI plans to seek regulatory approval of the consolidation as soon as practicable. Following the receipt of necessary regulatory approvals, the Company intends to operate its broker-dealer subsidiary under the JVB Financial brand.

Lester Brafman, Chief Executive Officer of IFMI, said, “We believe that taking these steps will allow IFMI to enhance profitability by focusing on the combined strengths of C&Co/PrinceRidge and JVB Financial. The integrated firm will focus on areas where we believe that we have developed a distinct competitive advantage, and we will channel our resources to grow these business lines accordingly. Becoming a leaner and more efficient company means making a number of difficult decisions, including reducing the size of our workforce to eliminate redundant and non-core business lines. The decision to reduce our workforce was not taken lightly, but we believe it is a necessary step towards enhancing our financial position and improving IFMI’s long-term prospects as a more competitive and successful company.”

In connection with the anticipated consolidation, the Company has reduced the size of its workforce by approximately 20%. IFMI expects to incur pre-tax charges in the fourth quarter of 2013 for employee separation and vendor contract termination expenses of approximately $2.0 to $2.5 million.

About IFMI

IFMI is a financial services company specializing in credit-related fixed income investments. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of asset management, capital markets, and investment banking solutions to institutional investors and corporations. IFMI’s primary operating segments are Capital Markets and Asset Management. The Capital Markets segment consists of credit-related fixed income sales, trading, and financing as well as new issue placements in corporate and securitized products and advisory services, operating primarily through IFMI’s subsidiaries, C&Co/PrinceRidge Holdings LP and JVB Financial Holdings, LLC in the United States, and Cohen & Company Financial Limited in Europe. The Asset Management segment manages assets through collateralized debt obligations, permanent capital vehicles, and managed accounts. As of June 30, 2013, IFMI managed approximately $6.2 billion in credit-related fixed income assets in a variety of asset classes including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities. For more information, please visit www.IFMI.com.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the SEC, which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from acquired businesses, (i) receipt of applicable regulatory approvals in connection with the consolidation, and (j) unanticipated market closures due to inclement weather or other disasters. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:	Media:
Institutional Financial Markets, Inc. Joseph W. Pooler, Jr., 215-701-8952 Executive Vice President and Chief Financial Officer investorrelations@ifmi.com	Joele Frank, Wilkinson Brimmer Katcher James Golden or Joe Berg, 212-355-4449 jgolden@joelefrank.com or jberg@joelefrank.com

2